Exhibit 99.1

Neonode® Reports Quarter Ended September 30, 2013
Financial Results

SANTA CLARA, CA. – November 7, 2013 – Neonode Inc. (NASDAQ: NEON), the optical touch technology company, today reported financial results for the three and nine months ended September 30, 2013.

Recent Highlights:
•	Completed hardware development of our multi-touch solutions for notebooks
•	Completed development of our low-cost multi-touch solution for 19-to-27 inch monitors
•	Completed various PC prototypes; successfully demonstrated to multiple Tier One PC OEMs
•	Signed licenses with the two premier consumer electronics OEMs in South Korea
•	Initiated high-volume projects across multiple sectors, with both top-tier South Korean OEMs.
•	Tier One office equipment customer recently commenced production of high-volume printers
•	Landed low-cost Tier One printer projects with Neonode’s new single side sensor
•	Filed our 100th patent, and currently have 20 patents issued, up from 78 and 16 last quarter
•	Reengaged with Tier One eReader OEMs, who should help Neonode recapture market share lost last year.

"I am delighted to announce that we completed hardware development of our multi-touch solutions for laptops and large-sized monitors, and were able to demonstrate prototypes to multiple Tier One OEMs. With our solution’s low-cost, and easy high-yield manufacturing, we expect to garner incremental Tier One licenses and wins in the near term”, said Neonode CEO Thomas Eriksson.

“In addition, during 3Q we signed licenses with two of the world’s largest consumer electronics OEMs in Korea, with whom we initiated volume projects across multiple sectors, such as mobile computing, childrens tablets, peripherals, smartwatches, and white goods”, Mr. Eriksson continued. “Gaining entry into two companies of this caliber is a major accomplishment, as their ability to quickly drive high-volumes across many sectors should be a major boon for Neonode in the coming years.”

“We are also happy to announce that our large Tier One printer OEM is on track to ramp during late 4Q, and is currently in production”,  Mr. Eriksson continued, “Moreover, our partnership with this leading global printer OEM, has expanded significantly over the last few months. With our groundbreaking single side touch sensor, which drives the bill of materials to below $1 per unit, we were able to secure incremental high-volume printer projects.”

“Finally, we recently re-engaged with Tier One eReader customers, and therefore, we expect to recapture the market share that was lost over the last year,” concluded Mr. Eriksson.

Financial Results for the Three and Nine Months Ended September 30, 2013

Net revenues for the three and nine months ended September 30, 2013 was $1.1 million and $2.7 million, respectively, compared to net revenue for the three and nine months ended September 30, 2012 of $1.7 million and $4.8 million, respectively. Our net revenues for the three and nine months ended September 30, 2013 included $0.9 million and $2.1 million, respectively, from license fees and $0.2 million and $0.6 million, respectively, in fees for engineering design services related to our touch screen solution for customers.  Our net revenues for the three and nine months ended September 30, 2012 included $1.6 million and $4.1 million, respectively, from license fees and $0.1 million and $0.7 million, respectively, in fees for engineering design services related to our touch screen solution for customers.

The decrease in overall net revenues in the three and nine months ended September 30, 2013 compared to the same periods in 2012 is primarily due to a decrease in license fees primarily from Amazon when they did not include our technology in the Kindle Paperwhite eReader. Amazon contributed approximately forty-six percent of our total net revenues during the nine months ended September 30, 2012 compared to less than 1% in the nine months ended September 30, 2013. The decrease in net revenues earned from Amazon was partially offset by an increase in net revenues earned from Leap Frog Enterprises Inc. and Netronix Inc.

Gross margin was $0.3 million and $1.3 million for the three and nine months ended September 30, 2013, respectively, compared to $1.3 million and $3.7 million, respectively, for the same periods in 2012. Our cost of revenues includes the direct cost of production of certain customer prototypes, costs of Company employed engineering personnel and engineering consultants to complete the engineering design contract. Our gross margin decreased due to the decrease in our total revenues particularly our license fee revenue. The gross margin related to our license fees is 100% and when license fees as a percentage of our total revenues decrease our gross margin will decrease.

Product research and development (“R&D”) expenses for the three and nine months ending September 30, 2013 were $2.2 million and $5.3 million, respectively, compared to $1.5 million and $3.6 million, respectively, for the same periods in 2012.  R&D costs mainly consist of personnel related costs in addition to some external consultancy costs such as testing, certifying and measurements. Factors that contributed to the increase in R&D costs include an increase in the amount of time our engineering department spends engaged in R&D activities. Included in R&D expenses is $69,000 and $187,000 of non-cash stock option and warrant expense for the three and nine months ended September 30, 2013, respectively, compared to $73,000 and $260,000, respectively, for the same periods in 2012. Other costs related to customer specific activities are included in our cost of revenue.

Sales and marketing (“S&M”) expenses for the three and nine months ending September 30, 2013 were $0.4 million and $2.1 million, respectively, compared to $0.9 million and $3.4 million, respectively, for the same periods in 2012, respectively. This decrease in 2013 as compared to 2012 is primarily related to a decrease in salaries, marketing activities, travel and stock based compensation related costs. Total marketing related expense decreased to $31,000 and $160,000 for the three and nine months ended September 30, 2013, respectively, compared to $20,000 and $302,000 for the same periods in 2012. Included in S&M expenses is $364,000 and $749,000 of non-cash stock-based compensation expense for the three and nine months ended September 30, 2013, respectively, compared to $250,000 and $1.2 million for the same periods in 2012.

General and administrative (“G&A”) expenses for the three and nine months ended September 30, 2013 were $1.0 million and $3.8 million, respectively, compared to $1.1 million and $3.8 million, respectively, for the same periods in 2012. This slight decrease in 2013 as compared to 2012 is primarily related to a slight decrease in legal expenses related to patent filings, corporate and SEC compliance and customer contracts. The decrease in G&A was related to a decrease in non-cash stock option and warrant expense for the three and nine months ended September 30, 2013.  Included in G&A expenses are $329,000 and $1.2 million of non-cash stock option and warrant expense for the three and nine months ended September 30, 2013, respectively, compared to $284,000 and $1.5 million for the same periods in 2012.

As a result of the factors discussed above, we recorded a net loss of $3.3 million and $10.0 million for the three and nine months ended September 30, 2013, respectively, compared to a net loss of $2.1 million and $7.2 million in the comparable periods in 2012.

Cash totaled $10.6 million at September 30, 2013 compared to $9.1 million at December 31, 2012. On September 16, 2013, we issued 1,168,939 shares of our common stock to investors who completed an equity financing transaction in which we raised $7.7 million and received $6.9 million in cash, net of direct selling costs including legal, audit and other regulatory costs of approximately $0.8 million.

Common shares outstanding plus shares underlying stock-based awards, preferred stock and outstanding warrants to purchase common stock totaled 40.4 million on September 30, 2013, compared to 39.8 million at December 31, 2012.

Conference Call Information

The Company will host a conference call Thursday, November 7, 2013 at 10:00 a.m. Eastern Time featuring remarks by Thomas Eriksson, CEO of Neonode, and David Brunton, CFO of Neonode.  Please use the following link to register for the call: http://us.meeting-stream.com/neonode_110813

The dial-in number for the conference call is (877) 539-0733 (U.S. domestic) or (678) 607-2005 (international). To access the call all participants must use the following Conference ID: # 70115990. Please make sure to call at least five minutes before the scheduled start time.

For interested individuals unable to join the live event, a digital recording for replay will be available for 30 days after the call's completion - 11/07/2013 to 12/07/2013. To access the recording, please use one of these Dial-In Numbers (800) 585-8367 or (404) 537-3406, and the Conference ID # 70115990.

About Neonode

Neonode Inc. (NASDAQ:NEON) develops and licenses the next generation of Multisensing touch technologies, allowing companies to differentiate themselves by making high performing touch solutions at a competitive cost. Neonode is at the forefront of providing unparalleled user experiences that offer significant advantages for OEM's. This includes state-of-the-art touch technology features such as low latency pen or brush sensing, remarkably high speed scanning, proximity-, pressure-, and depth sensing capabilities and object-size measuring.

Neonode’s patented Multisensing technology is developed for a wide range of devices such as mobile phones, tablets and e-readers, toys and gaming consoles, printers, white goods, wearable goods and advanced automotive infotainment systems. Neonode, the Neonode logo, Multisensing, and zForce are trademarks of Neonode Inc. registered in the United States and other countries. Liquid Sensing, It Makes Sense and AlwaysON are trademarks of Neonode Inc.  For more information please visit www.neonode.com

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, future performance or future events, and product cost, performance, and functionality matters. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors are discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the U.S. Securities and Exchange Commission from time to time, including Neonode’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.

© 2013, Neonode Inc. All rights reserved. Neonode is a registered trademark of Neonode Inc.

For more information, please contact:

Investor Relations:
Daniel Gelbtuch
P:  +1 408.550.2828
Email: daniel.gelbtuch@neonode.com

Media Contact:
Annica Englund
P: +1 408.496.6722 #122
Email: annica.englund@neonode.com

NEONODE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	September 30, 2013	December 31, 2012
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash	$10,568	$9,097
Accounts receivable	1,085	2,123
Stock subscription receivable	286	--
Prepaid expenses and other current assets	1,010	550
Total current assets	12,949	11,770
Deposit	69	68
Property and equipment, net	375	330
Total assets	$13,383	$12,168
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$426	$539
Accrued expenses	896	804
Deferred revenue	3,479	2,725
Total current liabilities	4,801	4,068
Total liabilities	4,801	4,068
Commitments and contingencies

Stockholders' equity:
Series A Preferred stock, 444,541 shares authorized with par value $0.001 per share;
0 and 83 issued and outstanding at September 30, 2013 and
December 31, 2012, respectively. (In the event of dissolution, each share of Series A Preferred stock has a liquidation preference equal to par value of $0.001 over the shares of common stock) -- --
Series B Preferred stock, 54,425 shares authorized with par
value $0.001 per share; 83 and 95 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively. (In the event of dissolution, each share of Series B Preferred stock has a liquidation preference equal to par value of $0.001 over the shares of common stock) -- --
Common stock, 70,000,000 shares authorized with par value $0.001per share;
37,869,799 and 33,331,182 shares issued and outstanding at
September 30, 2013 and December 31, 2012, respectively	38	33
Additional paid-in capital	157,179	146,677
Accumulated other comprehensive income	13	5
Accumulated deficit	(148,648)	(138,615)
Total stockholders' equity	8,582	8,100
Total liabilities and stockholders' equity	$13,383	$12,168

NEONODE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Net revenues	$1,076	$1,679	$2,708	$4,817
Cost of revenues	765	337	1,443	1,080
Gross margin	311	1,342	1,265	3,737

Operating expenses:
Product research and development	2,211	1,451	5,286	3,616
Sales and marketing	406	920	2,104	3,437
General and administrative	972	1,086	3,813	3,772

Total operating expenses	3,589	3,457	11,203	10,825
Loss before provision for income taxes	(3,278)	(2,115)	(9,938)	(7,088)

Provision for income taxes	65	29	95	71

Net loss	$(3,343)	$(2,144)	$(10,033	$(7,159)
Loss per common share:
Basic and diluted loss per share	$(0.09)	(0.06)	$(0.29)	$(0.22)
Basic and diluted – weighted average number of common shares outstanding	35,437	33,021	34,366	32,934

NEONODE INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Net loss	$(3,343)	$(2,144)	$(10,033)	$(7,159)
Other comprehensive income (loss): Foreign currency translation adjustments	(46)	67	8	39
Total comprehensive loss	$(3,389)	$(2,077)	$(10,025)	$(7,120)

NEONODE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine months ended September 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(10,033)	$(7,159)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	2,101	2,957
Depreciation and amortization	104	68
Loss on disposal of property and equipment	1	--
Changes in operating assets and liabilities:
Accounts receivable	1,040	1,841
Prepaid expenses	(458)	(135)
Accounts payable and accrued expenses	(32)	138
Deferred revenue	748	688
Net cash used in operating activities	(6,529)	(1,602)
Cash flows from investing activities:
Purchase of property and equipment	(136)	(290)
Net cash used in investing activities	(136)	(290)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of offering costs	6,899	--
Proceeds from exercise of stock options	524	--
Proceeds from exercise of warrants	699	155
Net cash provided by financing activities	8,122	155
Effect of exchange rate changes on cash	14	43

Net increase (decrease) in cash	1,471	(1,694)
Cash at beginning of period	9,097	12,940
Cash at end of period	$10,568	$11,246
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest paid	$--	$--
Income taxes paid	$95	$71

Supplemental disclosure of non-cash investing and financing activities:
Cashless exercise of warrants $ 3 $ --	$3	$--
Stock subscription receivable	$286	$--